China Internet Cafe Holdings Group Announces Third Quarter 2011
Financial Results

-- Q3 2011 revenue increased 47% year-over-year to $8.6 million
-- Membership cards up 83% from September 30, 2010 to 2.2 million
-- Added 13 internet cafes in first nine months of 2011, bringing total to 57
-- Cash of $20.6 million on September 30; Cash per common share of approximately $0.98

SHENZHEN, China, November 21, 2011 -- China Internet Cafe Holdings Group, Inc. ("CICC" or the "Company") (OTCQB: CICC), one of the largest owners and chain operators of internet cafes in Southern China, today announced its financial results for its third quarter ended September 30, 2011.

SUMMARY FINANCIALS

Third Quarter 2011 Results
	Q3 2011	Q3 2010	CHANGE
Sales	$8.6 million	$5.8 million	+47%
Gross Profit	$3.5 million	$2.7 million	+29%
GAAP Net Income	$2.3 million	$1.6 million	+42%
Adjusted Net Income	$2.0 million(1)	$1.6 million	+25%
GAAP EPS (Diluted)	$0.11	$0.08	+38%
Adjusted EPS (Diluted)	$0.09(1)	$0.08	+13%
(1) Excludes $0.3 million non-cash gain related to changes in fair value of derivative instruments

Third Quarter of 2011 Financial Results

For the quarter ended September 30, 2011, net revenue increased 47% to $8.6 million, compared to $5.8 million in the third quarter of 2010. The increase was mainly due to the revenue generated by the 13 new cafes opened in the first three quarters of 2011. Revenue growth from locations opened at least one year was 1.3% and represented approximately $4.2 million in total revenues. In the quarter ended September 30, 2011, the Company issued over 182,000 membership cards, a 282.8% increase from 47,000 in the third quarter 2010.

	Q3 2011	Q3 2010	YOY % Change
Same Store Sales (1)	5.5m	5.4m	1.3%
IC Cards Issued	182k	47k	282.8%
Active Customers(2)	91k	24k	282.8%
(1) Average monthly revenue per cafe, of cafes open more than 1 year (2) Customers who have used a CICC IC card during the corresponding periods

"We are seeing balanced growth in our new and existing cafes,” explained Mr. Dishan Guo, Chief Executive Officer of China Internet Cafe. "Revenues from our cafes opened one year or longer increased 1.3%, representing 66% of total sales. More customers are coming to our cafes because of our convenient locations, high speed connectivity and new games and movies at an affordable price. With strong economic growth and migrant flows in Shenzhen, we expect to maintain solid growth for the remainder of 2011 and into 2012.”

Gross profit for the third quarter of 2011 increased by $0.8 million to $3.5 million, up 29% from the third quarter of 2010. Gross margin decreased from 46.6% to 40.7% due to the increases in salaries, depreciation and other costs as compared to the same period in 2010.

Operating expenses increased 16% to $0.6 million in the third quarter of 2011 from $0.5 million in the third quarter of 2010. The increase was primarily due to higher expenses related to being a public company and $0.2 million in non-cash stock-based compensation expenses.

Operating income for the third quarter of 2011 was $2.9 million compared to $2.2 million in the comparable period of 2010, and increase of 32%. Operating margin was 33.7% in the third quarter of 2011 compared to 37.9% in the third quarter of 2010.

Income tax expense for the third quarter of 2011 to $0.8 million compared to $0.6 million in the same period last year. The effective tax rate in the third quarter of 2011 was 24% as compared to 22% in 2010.

Net income attributable to common shareholders for the three months ended September 30, 2011 was $2.3 million, or $0.11 per diluted share. Non-GAAP adjusted net income for the period was $2.0 million, a 25% increase from the $1.6 million for the year ago period. Non-GAAP adjusted earnings per share were $0.09 compared to $0.08 for the third quarter of 2011 and 2010, respectively. Diluted earnings per share were calculated using weighted average shares of 21.1 million and 20.2 million for the quarters ended September 30, 2011 and September 30, 2010, respectively.

First nine months of 2011 Financial Results

YTD 2011 Results
	YTD 2011	YTD 2010	CHANGE
Sales	$23.7 million	$14.1 million	+68%
Gross Profit	$9.5 million	$6.3 million	+50%
GAAP Net Income	$4.9 million	$4.2 million	+17%
Adjusted Net Income	$5.2 million(1)	$4.2 million	+24%
GAAP EPS (Diluted)	$0.24	$0.22	+9%
Adjusted EPS (Diluted)	$0.25(1)	$0.22	+14%
(1) Excludes $0.3 million non-cash loss related to changes in fair value of derivative instruments

For the nine months September 30, 2011, net revenue increased 68% to $23.7 million, compared to $14.1 million in the first nine months of 2010. Revenue growth from locations opened at least one year was 2.9% and represented approximately $12.2 million in total revenues. At September 30, 2011, the Company issued over 2.2 million membership cards, a 82.9% increase from 1.2 million at the end of the first nine months of 2011.

Gross profit for the nine months ended September 30, 2011 increased 50% to $9.5 million, up from $6.3 million in the first nine months of 2010. Gross margins were 40.1% and 44.7% for the nine months ended September 30, 2011 and 2010, respectively.

Operating expenses increased by $1.1 million to $1.9 million in the first nine months of 2011.  Operating income was $7.6 million compared to $5.6 million in the comparable period of 2010, and increase of 37%. Operating margin was 32.1% in the first nine months of 2011 compared to 39.3% in the first nine months of 2010.

Income tax expense for the first nine months of 2011 increased 62% to $2.2 million, equating to an effective tax rate of approximately 30%.

Net income attributable to common shareholders for the nine months ended September 30, 2011 was $4.9 million, or $0.24 per diluted share. Non-GAAP adjusted net income for the period was $5.2 million, a 25% increase from the $4.2 million for the year ago period. Non-GAAP adjusted earnings per share were $0.25 compared to $0.22 for the first nine months of 2011 and 2010, respectively. Diluted earnings per share were calculated using weighted average shares of 20.9 million and 19.4 million for the nine months ended September 30, 2011 and September 30, 2010, respectively.

Financial Condition

As of September 30, 2011, the Company had $20.6 million in cash and cash equivalents, compared to $3.8 million at year-end 2010 due to growth in cash flows from operations and the $3.9 million equity financing completed in the first quarter of 2011. Working capital was $7.1 million and the current ratio was 2.0:1. CICC operates a cash business, with revenue from IC cards credited in its bank account approximately 15 days after a credit is purchased. The Company does not run accounts receivable balances.

Deferred revenue increased 238% from December 31, 2010 to $2.0 million. As of September 30, 2011, shareholders' equity was $18.7 million compared to $13.5 million at the end of 2010.

In the first nine months of 2011, the Company generated $13.0 million in cash from operating activities, compared with $6.0 million for the same period last year due to higher net income and improved working capital management. China Internet Café spent approximately $4.8 million on capital expenditures related to the opening of new cafes during the first nine months of 2011.

Business Updates

During the first nine months of 2011, the Company opened 13 new locations, bringing the total number of cafes to 57. The average capital expenditure to open a new store varies by size and location but typically average $250,000. With average annual revenue per store of $500,000 and a 28% net margin, the average payback period is less than 2 years.

Management is continues to evaluate potential acquisitions outside Shenzhen in order to expand its geographic footprint and to eventually secure a national internet cafe license. In order to meet the basic requirements to acquire a national internet chain license, the Company has an objective to establish or acquire at least 20 internet cafes in two provinces other than Guangdong Province. In the past twelve months, the Company has conducted research in Chongqing, Sichuan, Guizhou, Yunnan, Hunan and Hubei provinces to evaluate the growth potential in each market. The Company will follow a strict set of criteria for all acquisition candidates in order to maximize returns to shareholders.

About China Internet Cafe Holdings Group, Inc.

Since opening its first internet cafe in 2006 under the name Shenzhen Junlong Culture Communication CO. Ltd., China Internet Cafe Holdings Group, Inc. has expanded quickly to 57 cafes in Shenzhen, Guangdong province, China. The Company provides high quality, affordable internet services to consumers who purchase reloadable cards. Customers can access a range of online services, including email, web surfing, watching movies, online gaming, voice over IP, and social media in a comfortable, friendly and safe environment. CICC offers a variety of internet connectivity stations with varying speeds, monitor sizes and seating arrangements.

About Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that our management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of China Internet Cafe.  Accordingly, management excludes the expenses related to financing and derivative financial instrument. The Company believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company's financial performance in comparison to historical periods. In addition, it allows investors to evaluate the Company's performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, our management compensates for these limitations by providing the relevant disclosure of the items excluded.

The following table provides the non-GAAP financial measure and the related GAAP measure and provides a reconciliation of the non-GAAP measure to the equivalent GAAP measure.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income:

	Three Months Ended
	September 30 (USD)
	2011	2010
Net Income attributable to China Internet Café common stockholders	$2,308,900	$1,626,270
Expense related to Changes in fair value of preferred stock and warrants	(332,732)	-
Adjusted Net Income	1,976,168	1,626,270
Basic and diluted adjusted earnings per common share	$0.09	$0.08

	Nine months Ended
	September 30 (USD)
	2011	2010
Net Income	$4,899,074	$4,214,329
Expense related to Financing & Derivative Financial Instrument	317,788	-
Adjusted Net Income	5,216,862	4,214,329
Basic and diluted adjusted earnings per common share	$0.25	$0.22

Safe Harbor Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated, including risks outlined in the Company's public filings with the Securities and Exchange Commission, including the Company's registration statement on Form F-1, as amended. All information provided in this press release is as of the date hereof. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information:
China Internet Cafe Holdings Group, Inc.
Mr. Dishan Guo
Chief Executive Officer
Phone: +86-755-8989-1398

Mr. Jingwei Li
Vice President of Corporate Finance
Phone: +86-755-8989-0998
Email: Jingwei@cncicc.com

Investor Relations:
MZ North America
Ted Haberfield, President
Phone: +1-760-755-2716 Email: thaberfield@hcinternational.net Web: www.mz-ir.com

-- FINANCIAL TABLES –

CHINA INTERNET CAFE HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash	$20,628,454	$3,836,824
Restricted cash	-	945,280
Loan receivable	-	2,419,916
Rental deposit	96,752	55,512
Equipment deposit	-	1,300,650
Prepayment	15,653	-
Inventory	201,724	180,582
Deferred advisory fee	123,091	-
Deferred tax assets	67,422	-
Total current assets	21,133,096	8,738,764
Property, plant and equipment, net	11,123,057	6,848,342
Intangible assets, net	169,569	191,087
Rental deposit-long term portion	270,376	235,509
Total assets	$32,696,098	$16,013,702
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short term loan	$156,531	$151,245
Accounts payable	112,139	69,373
Deferred revenue	1,958,396	579,822
Payroll and payroll related liabilities	316,185	199,548
Income and other taxes payable	1,541,846	987,194
Accrued expenses	421,364	102,018
Amount due to a shareholder	1,995,338	465,741
Dividend payable on preferred stock	72,729	-
Derivative financial instrument - preferred stock	4,905,728	-
Derivative financial instrument - warrants	2,619,033	-
Total current liabilities	14,035,289	2,554,941

Commitments and contingencies (Note 17)
Preferred stock ($0.00001 par value, 100,000,000 shares authorized, 4,274,703 and 0 shares issued and outstanding; preference in liquidation - $5,770,849 and $0)	-	-
Stockholders' Equity:
Common stock ($0.00001 par value, 100,000,000 shares authorized, 21,124,967 and 20,200,000 shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively)	212	202
Additional paid in capital	1,171,027	1,628,417
Statutory surplus reserves	718,744	718,744
Retained earnings	15,398,528	10,499,454
Accumulated other comprehensive income	1,308,298	611,944
Total stockholders’ equity	18,660,809	13,458,761
Total liabilities and stockholders’ equity	$32,696,098	$16,013,702

CHINA INTERNET CAFE HOLDINGS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For The Nine Months Ended		For The three Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenue	$23,722,727	$14,142,866	$8,608,066	$5,840,453
Cost of revenue	14,180,296	7,797,869	5,112,773	3,130,304
Gross profit	9,542,431	6,344,997	3,495,293	2,710,149

Operating Expenses
General and administrative expenses	1,986,821	351,888	655,275	75,906
Reorganizational expenses	-	435,086		435,086
Total operating expenses	1,986,821	786,974	655,275	510,992

Income from operations	7,555,610	5,558,023	2,840,018	2,199,157

Non-operating income (expenses)
Derivative financial instruments - day-one loss	(1,120,072)	-	-	-
Change in fair value of derivative financial instrument - preferred stock	492,755	-	203,607	-
Change in fair value of derivative financial instrument - warrants	309,529	-	129,125	-
Interest income	12,055	4,287	6,953	1,827
Interest expenses	(7,826)	(7,115)	(2,662)	(2,402)
Other expenses	(552)	(43)	(80)	(10)
Total non-operating income (expenses)	(314,111)	(2,871)	336,943	(585)

Income before income taxes	7,241,499	5,555,152	3,176,961	2,198,572
Income taxes	2,167,718	1,340,823	795,332	572,302
Net income attributable to China Internet Cafe Holdings Group, Inc.	5,073,781	$4,214,329	$2,381,629	$1,626,270

Dividend on preferred stock	(174,707)	-	(72,729)	-
Net income attributable to China Internet Cafe Holdings Group, Inc. common stockholders	4,899,074	4,214,329	2,308,900	1,626,270

Other comprehensive income
Net income	$5,073,781	4,214,329	2,381,629	1,626,270
Foreign currency translation	696,354	229,549	281,243	209,872
Total comprehensive income	$5,770,135	$4,443,878	$2,662,872	$1,836,142

Earnings per share
- Basic	0.23	0.22	0.11	0.08
- Diluted	0.24	0.22	0.11	0.08
Weighted average common stock outstanding
- Basic	20,944,826	19,400,000	21,124,967	20,186,957
- Diluted	20,944,826	19,400,000	21,124,967	20,186,957

CHINA INTERNET CAFE HOLDINGS GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Nine Months Ended
	September 30,
	2011	2010
Cash flows from operating activities
Net income	$5,073,781	$4,214,329
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Derivative financial instruments - day-one loss	1,120,072	-
Change in fair value of derivative financial instrument - preferred stock	(492,755)	-
Change in fair value of derivative financial instrument- warrants	(309,529)	-
Advisory fee	848,909	-
Depreciation	2,111,933	1,161,497
Amortization	27,763	14,601
Deferred tax assets	(66,384)	-
Changes in operating assets and liabilities:
Restricted cash	963,258	-
Prepayment	(15,412)	-
Rental deposit	(65,035)	(81,776)
Inventory	(14,602)	1,156
Accounts payable	41,601	45,374
Deferred revenue	1,337,394	(130,200)
Payroll and payroll related liabilities	107,974	27,431
Income and other taxes payable	512,138	442,125
Accrued expenses	312,290	82,094
Amount due to a shareholder	1,505,459	231,668
Net cash provided by operating activities	12,998,855	6,008,299

Cash flows from investing activities
Acquisition of property, plant and equipment	(4,759,757)	(2,696,834)
Receipt of loan receivable due to termination of an investment agreement	2,465,939	-
Acquisition of cafes	-	(635,233)
Net cash used in investing activities	(2,293,818)	(3,332,067)

Cash flows from financing activities
Net proceeds from issuance of preferred stock and warrants	5,675,614	-
Issuance of shares for reverse merger	-	251,612
Net proceeds from short term loan	-	300,000
Compensation for reorganization	-	1,442
Net cash flows provided by financing activities:	5,675,614	553,054

Effect of foreign currency translation on cash	410,979	117,906

Net increase in cash	16,791,630	3,347,192
Cash - beginning of period	3,836,824	3,061,856
Cash - end of period	$20,628,454	$6,409,048

Cash paid during the period for:
Interest paid	$7,826	$7,115
Income taxes paid	$1,935,931	$1,051,472

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVTIES:
Summary of Assets Acquired from Acquisitions:
Net property and equipment	-	499,776
Other current assets	-	15,678
Intangible assets	-	207,964
Net assets acquired	-	723,418

Transfer of equipment / deposits paid in property and equipment	$1,243,723	$83,811
Dividend payable on preferred stock	$72,729	$-
Advisory fee	$848,909	$-